EXHIBIT 99.1

Contact:
William M. Lowe, Jr.
Vice President and CFO
(336) 316-5664
wmlowe@unifi-inc.com

UNIFI ANNOUNCES BROAD RESTRUCTURING CHANGES

U.S. and European Operations Impacted

     Greensboro, N.C. - March 2, 2004 - Unifi, Inc. (NYSE: UFI) announced today that it is taking actions to address competitive challenges in the textile manufacturing industry, which include facility closures and downsizing, organizational actions, and reductions of salaried workforce at its headquarters in Greensboro, North Carolina. These actions are expected to achieve an improvement in pre-tax earnings through cost reductions during the next fiscal year ending June 26, 2005 of approximately $22.0 to $24.0 million or on average $5.5 to $6.0 million per quarter. Benefits are expected to begin at the start of the Company's fourth quarter, beginning March 29, 2004 in the amount of approximately $2.0 to $3.0 million for that quarter.

      "Our industry faces considerable challenges, including excess capacity in the U.S. market, rising raw material prices, and continued pressure from imports," said Brian Parke, President and CEO for Unifi. "By purchasing some of our raw materials on the open market in our European operations, exiting declining non-core businesses, and consolidating yarn production, Unifi can reduce its fixed cost substantially without material impact to our top-line sales or disruption in service to our customers. Although these are difficult decisions that affect the livelihood of many people, they are necessary steps if Unifi is to return to profitability. We expect that it will continue to be a difficult market, but we are focused on defending our base business at a profitable level, while growing our value-added product portfolio to enhance our earnings."

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Unifi Announces Broad Restructuring Changes - page 2

       The Company expects the total charge for these actions to be in the range of $24.0 to $28.0 million. Under the rules of accounting for costs associated with the exit or disposal of certain activities, the Company anticipates that, of this total charge, approximately $15.0 to $18.0 million will be recorded in the current quarter, which ends March 28, 2004 and the remainder in the following quarter, which ends June 27, 2004. The cash portion of the total charge for these actions is expected to be in the range of $9.0 to $10.0 million and occur over the next several reporting periods. The Company also expects to record an impairment charge relating to certain assets during the current quarter, which ends March 28, 2004. The amount of the impairment charge has not yet been finalized.

      "The Company continues to generate positive cash flow and maintain a strong balance sheet. However, we continue to face the challenge of continued margin compression in all of our business segments," said William Lowe, Vice President and Chief Financial Officer for Unifi. "We are eliminating substantial overhead with these changes, which includes over $1.0 million of reduced selling, general and administrative expenses per quarter and are focused on continuing to take actions that will improve our operating margins to return the Company to profitability."

       The Company's overall workforce will be reduced from 4,100 to approximately 3,700 or a reduction of 10%. The locations affected by these actions are production facilities in Altamahaw, North Carolina; Letterkenny, Ireland; Manchester, England; and the Company's headquarters in Greensboro, North Carolina.

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Unifi Announces Broad Restructuring Changes - page 3

       Operations at the Altamahaw location, which produces air-jet textured polyester products, will cease on or about May 1, 2004. A portion of the equipment and essentially all of the business located in Altamahaw will be transferred to the Company's facility in Yadkinville, North Carolina. The Altamahaw facility currently employs approximately 140 employees. It is expected that the Yadkinville facility will need to increase its workforce to accommodate the additional air-jet texturing operations; however, the number of positions has not yet been determined.

       The Letterkenny, Ireland location has two production facilities located adjacent to each other, one of which produces both partially oriented yarn (POY) and textured yarns and the other, which produces only textured yarns. Letterkenny produces these polyester yarns primarily for the European market. The Company plans to shutdown POY production in Letterkenny, the majority of which was used to supply the Company's texturing needs and purchase POY in the open market. The Company also plans to relocate some of the air-jet textured production to their more modern and efficient facility in Letterkenny, thereby idling one plant without material impact to the volume of finished yarn produced in Letterkenny. Letterkenny currently has 420 employees and will reduce its workforce by approximately 120 or 30%.

       The Manchester, England location produces package dyed yarn for the U.K. and European markets. Manchester has 102 employees located on a single site. It is proposed to shutdown these operations in the near term.

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Unifi Announces Broad Restructuring Changes - page 4

       The Greensboro, North Carolina location is the Company headquarters. In a concerted effort to reduce selling, general and administration expenses and allocated manufacturing expenses, the Company will reduce its salaried workforce at its headquarter location by approximately 25 employees or 20%. Approximately 25 additional U.S.-based salaried employees located at certain manufacturing facilities will also be affected by this action.

       Employees at each location were advised of the closures today during meetings at the facilities. For U.S. based employees, the Company has contracted with an outplacement services firm, which will be available to assist employees in the transition. While in Europe, the Company will be coordinating the services of various Government Departments to assist employees in both Ireland and England.

Unifi is one of the world's leading producers and processors of textured yarns. Its primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns. Unifi's textured yarns are found in home furnishings, apparel and industrial fabrics, automotive, upholstery, hosiery, and sewing thread.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

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Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.